UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2017

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 6, 2017 (the “Closing Date”), Tabula Rasa HealthCare, Inc., a Delaware corporation (“TRHC”), TRCRD, Inc., a Delaware corporation and wholly-owned subsidiary of TRHC (“Merger Sub I”) and TRSHC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of TRHC (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), entered into, and consummated the transactions contemplated by, an Agreement and Plan of Merger (the “Merger Agreement”), by and among TRHC, the Merger Subs, Sinfonía HealthCare Corporation, a Delaware corporation (“Sinfonía”), Michael Deitch, Fletcher McCusker and Mr. Deitch in his capacity as the Stockholders’ Representative.  Under the terms of the Merger Agreement, Merger Sub I merged with and into Sinfonía, with Sinfonía surviving as a wholly-owned subsidiary of TRHC (the “First Merger”).  Immediately following the First Merger, Sinfonía merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of TRHC (the “Second Merger,” and together with the First Merger, the “Merger”). Capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement.

At the closing of the Merger, TRHC (i) paid $35 million in cash consideration, subject to adjustments set forth in the Merger Agreement, and (ii) issued 520,833 shares of TRHC common stock (valued at $19.20 per share) (the “Closing Consideration”).  A portion of the cash merger consideration is being held in escrow to secure potential claims by TRHC for indemnification under the Merger Agreement and in respect of adjustments to Merger Consideration.  In addition, TRHC obtained a buyer-side representation and warranty insurance policy in connection with the Merger Agreement.

At the effective time of the Merger, all issued and outstanding shares of Sinfonía capital stock and options to purchase Sinfonía capital stock (“Sinfonía Options”) were cancelled, and all outstanding shares of Sinfonía capital stock and all vested Sinfonía Options with an exercise price less than the per share merger consideration (without taking into account any Contingent Payments) were exchanged for the Closing Consideration.

In addition to the Closing Consideration, holders of Sinfonía’s capital stock and vested Sinfonía Options with an exercise price less than the per share merger consideration (without taking into account any Contingent Payments) may be eligible to receive two additional contingent payments if Sinfonía achieves certain performance goals for each of the twelve-month periods ended December 31, 2017 and December 31, 2018 (each a “Contingent Payment” and, together, the “Contingent Payments”).  The Contingent Payments, if any, will be paid 50% in cash and 50% in TRHC common stock, subject to adjustments as set forth in the Merger Agreement. However, pursuant to the terms of the Merger Agreement, in no event will the aggregate number of shares of TRHC common stock issued as Closing Consideration and in connection with Contingent Payments exceed 19.9% of the issued and outstanding shares of TRHC common stock as of the close of September 5, 2017.  In addition, TRHC is not obligated to pay more than $35 million in cash and TRHC common stock for the first Contingent Payment, or more than $130 million for the aggregate overall Closing Consideration (not taking into account certain adjustments set forth in the Merger Agreement) and Contingent Payments.

The Merger Agreement includes customary terms and conditions, including provisions that require the stockholders of Sinfonía to indemnify TRHC for certain losses that it incurs, including as a result of a breach by Sinfonía of its representations, warranties or covenants under the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by Sinfonía to TRHC in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this report only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

Amended and Restated Loan and Security Agreement

On September 6, 2017, in connection with the Merger, TRHC, CareKinesis, Inc., a Delaware corporation (“CareKinesis”), Careventions Inc., a Delaware corporation (“Careventions”), Capstone Performance Systems, LLC, a Delaware limited liability company (“Capstone”), J.A. Robertson, Inc., a California corporation (“Robertson”), Medliance LLC, an Arizona limited liability company (“Medliance”), CK Solutions, LLC, a Delaware limited liability company (“CK Solutions”), SinfoniaRX, Inc., an Arizona corporation (“SinfoniaRX”), Sinfonia, Merger Sub I and Merger Sub II (together, with TRHC, CareKinesis, Careventions, Capstone, Robertson, Medliance, CK Solutions, SinfoniaRX, Sinfonia and Merger Sub I, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”) and Western Alliance Bank, an Arizona corporation, as successor-in-interest to Bridge Bank, National Association, as a Lender and as administrative agent and collateral agent for the Lenders (the “Agent”).  The Loan Agreement provides for a $40 million revolving credit facility, with a $1 million sublimit for cash management services and letters of credit and foreign exchange transactions (the “Credit Facility”).  The Borrowers may request an increase in the size of the Credit Facility up to $10 million upon the successful syndication of such additional amounts (the “Incremental Facility”).  Amounts under the Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date on September 6, 2020.  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Loan Agreement.

Loans under the Credit Facility will bear interest at a rate equal to the Prime Rate plus an Applicable Margin.  Prime Rate is defined to mean the greater of (i) 3.5% or (ii) the prime rate published in the Money Rates section of the Western edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by the Agent as its prime rate.  The Applicable Margin for each month will range from (0.25%) to 0.25%, depending on the Borrowers’ Leverage Ratio.  Initially, the Applicable Margin is 0.0%.  Interest under the Credit Facility is payable monthly.  The Credit Facility is also subject to a commitment fee of $100,000, payable upon execution of the Loan Agreement and annually thereafter.  An additional fee equal to 0.25% of the Incremental Facility will be due upon the closing of the Incremental Facility and annually thereafter.

The obligations of the Borrowers under the Credit Facility are secured by all of the assets of the Borrowers, subject to certain exceptions and exclusions as set forth in the Loan Agreement and other loan documents.

The Loan Agreement contains certain affirmative and negative covenants that are binding on the Borrowers, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Borrowers to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to pay dividends or make distributions, to make investments, to pay any subordinated indebtedness, to enter into certain transactions with affiliates or to make capital expenditures.

In addition, the Loan Agreement requires the Borrowers to abide by certain financial covenants. Specifically, the Loan Agreement requires that the Borrowers:

•                  Maintain unrestricted cash balances in their accounts with the Agent plus amounts available for draw under the Credit Facility of at least $3 million at all times.

•                  Maintain a Leverage Ratio (as defined in the Credit Agreement) of less than 2.50:1.00, on a trailing twelve-month basis starting with the twelve-month period ending December 31, 2017, measured quarterly.

•                  Maintain a quarterly EBITDA (as defined in the Credit Agreement), starting with the quarter ending December 31, 2017 and each quarter thereafter, of at least 75% of the plan approved by TRHC’s Board of Directors and the Agent, including acquisitions permitted under the Loan Agreement (and calculated on a pro-forma basis from the Closing Date).

The Loan Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods).  The Loan Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.01.

The financial statements of Sinfonía and the pro forma financial information of TRHC required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.  TRHC issued common stock in connection with the closing of the Merger in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.  TRHC relied on representations made by the individuals who received TRHC common stock to the effect that they were acquiring the TRHC common stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they had sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.

Item 7.01 Regulation FD Disclosure

On September 6, 2017, TRHC issued a press release announcing the completion of the Merger.  TRHC also posted an investor presentation discussing Sinfonía and the Merger on the Investors section of its website at www.TRHC.com.  Copies of the press release and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of TRHC.

Item 8.01 Other Events

The following risk factors are provided to update the risk factors of TRHC previously disclosed in TRHC’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016:

We face additional risks as a result of the Merger and may be unable to integrate our businesses successfully and realize the anticipated synergies and related benefits of the Merger or do so within the anticipated timeframe.

On September 6, 2017, we completed our acquisition of Sinfonía. The Merger involved a combination of two companies that previously operated as independent companies, and, as a result of the Merger, the combined company faces various additional risks, including, among others, the following:

•                  our inability to successfully evaluate and utilize Sinfonía’s products, services, technology or personnel;

•                  disruption to Sinfonía’s business and operations and relationships with service providers, customers, employees and other partners;

•                  negative effects on our products, product pipeline and services from the changes and potential disruption that may follow the acquisition;

•                  diversion of our management’s attention from other strategic activities;

•                  our inability to successfully combine the businesses in a manner that permits the combined company to achieve the cost savings anticipated to result from the Merger;

•                  diversion of significant resources from the ongoing development of our existing products, services and operations; and

•                  greater than anticipated costs related to the integration of Sinfonía’s business and operations into ours.

Our ability to execute all such plans will depend on various factors, many of which remain outside our control. Any of these risks could adversely affect our business and financial results.

The process of integrating Sinfonía’s operations into our operations could result in unforeseen operating difficulties and require significant resources.

The following factors, among others, could reduce our revenues and earnings, increase our operating costs, and result in a loss of projected synergies:

•                  if we are unable to successfully integrate the duties, responsibilities, and other factors of interest to the management and employees of the acquired business, we could lose employees to our competitors, which could significantly affect our ability to operate the business and complete the integration;

•                  if we are unable to implement and retain uniform standards, controls, policies, procedures and information systems; and

•                  if the integration process causes any delays with the delivery of our services, or the quality of those services, we could lose customers, which would reduce our revenues and earnings.

The process of integrating Sinfonía and its associated services and technologies involves numerous risks that could materially and adversely affect our results of operations or stock price.

The following factors, among others, could materially and adversely affect our results of operations or stock price:

•                  expenses related to the acquisition process and impairment charges to goodwill and other intangible assets related to the acquisition;

•                  the dilutive effect on earnings per share as a result of issuances of stock and incurring operating losses;

•                  stock volatility due to investors’ uncertainty regarding the value of Sinfonía;

•                  diversion of capital from other uses;

•                  failure to achieve the anticipated benefits of the acquisition in a timely manner, or at all; and

•                  adverse outcome of litigation matters or other contingent liabilities assumed in or arising out of the acquisition.

Notwithstanding the due diligence investigation we performed in connection with the Merger, Sinfonía may have liabilities, losses, or other exposures for which we do not have adequate insurance coverage, indemnification, or other protection.

While we performed significant due diligence on Sinfonía prior to signing the Merger Agreement, we are dependent on the accuracy and completeness of statements and disclosures made or actions taken by Sinfonía and its representatives when conducting due diligence and evaluating the results of such due diligence.  We did not control and may be unaware of activities of Sinfonía before the acquisition, including intellectual property and other litigation claims or disputes, information security vulnerabilities, violations of laws, policies, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Our post-closing recourse is limited under the Merger Agreement.

Sinfonía’s obligation to indemnify us is limited to, among others, breaches of specified representations and warranties and covenants included in the Merger Agreement and other specific indemnities as set forth in the Merger Agreement. Except in the event Sinfonía breaches a Fundamental Representation (as defined in the Merger Agreement) or with respect to fraud, intentional misrepresentation or willful misconduct, we cannot make a claim for indemnification pursuant to the Merger Agreement with respect to representations and warranties unless and until the indemnifiable losses exceed $337,500 and we cannot make a claim against Sinfonía for a breach of a non-Fundamental Representation after the date that is 18 months after the date of closing of the Merger.  In connection with the Merger, we obtained a representation and warranty insurance policy but we cannot make a claim under this policy for a breach of a non-Fundamental Representation after the date that is three years after the date of closing of the Merger or a breach of a Fundamental Representation or certain tax obligations after the date that is six years after the date of the closing of the Merger.  If any issues arise post-closing, we may not be entitled to sufficient, or any, indemnification or recourse from Sinfonía or our representation and warranty insurance policy, which could have a material adverse impact on our business and results of operations.

Item 9.01 Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired

The audited financial statements and unaudited interim financial statements of Sinfonía required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information

The unaudited pro forma financial information of TRHC required by this Item 9.01(b) will be furnished by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits.

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated September 6, 2017, by and among Tabula Rasa HealthCare, Inc., TRCRD, Inc., TRSHC Holdings, LLC, Sinfonia HealthCare Corporation, Michael Deitch, Fletcher McCusker, and Michael Deitch, as Stockholders’ Representative

10.1

Amended and Restated Loan and Security Agreement, dated September 6, 2017, by and among CareKinesis, Inc., Tabula Rasa HealthCare, Inc., Careventions, Inc., Capstone Performance Systems, LLC, J.A. Robertson, Inc., Medliance LLC, CK Solutions, LLC, SinfoniaRX, Inc., Sinfonia HealthCare Corporation, TRCRD, Inc., TRSHC Holdings, LLC, the several banks and other financial institutions or entities from time to time party thereto, and Western Alliance Bank, as a Lender and as administrative agent and collateral agent for the Lenders

99.1	Press release of Tabula Rasa HealthCare, Inc. issued September 6, 2017

99.2	Investor Presentation of Tabula Rasa HealthCare, Inc. dated September 6, 2017

* The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Tabula Rasa HealthCare, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

EXHIBIT INDEX

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated September 6, 2017, by and among Tabula Rasa HealthCare, Inc., TRCRD, Inc., TRSHC Holdings, LLC, Sinfonia HealthCare Corporation, Michael Deitch, Fletcher McCusker, and Michael Deitch, as Stockholders’ Representative

10.1

Amended and Restated Loan and Security Agreement, dated September 6, 2017, by and among CareKinesis, Inc., Tabula Rasa HealthCare, Inc., Careventions, Inc., Capstone Performance Systems, LLC, J.A. Robertson, Inc., Medliance LLC, CK Solutions, LLC, SinfoniaRX, Inc., Sinfonia HealthCare Corporation, TRCRD, Inc., TRSHC Holdings, LLC, the several banks and other financial institutions or entities from time to time party thereto, and Western Alliance Bank, as a Lender and as administrative agent and collateral agent for the Lenders

99.1	Press release of Tabula Rasa HealthCare, Inc. issued September 6, 2017

99.2	Investor Presentation of Tabula Rasa HealthCare, Inc. dated September 6, 2017

* The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Tabula Rasa HealthCare, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: September 6, 2017